UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

EPOCRATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Park Place, Suite 300 San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 227-1700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 16, 2011, Rosemary A. Crane ceased to be the President and Chief Executive Officer of Epocrates, Inc.

Effective on November 16, 2011, the Epocrates Board of Directors appointed Peter C. Brandt to serve as Epocrates’ interim President and Chief Executive Officer.

Peter C. Brandt, 54, has served on the Board of Epocrates since February 2011. Since September 2009, Mr. Brandt has been serving on the boards of directors for various healthcare companies. From April 2008 to August 2009, Mr. Brandt served as President and Chief Executive Officer of Noven Pharmaceuticals, Inc., a specialty pharmaceutical company, where he was responsible for the strategic direction and performance of the company. From May 2007 to April 2008, Mr. Brandt served as a consultant for various healthcare companies. From January 2006 to May 2007, Mr. Brandt served as President of U.S. Pharmaceutical Operations of Pfizer, Inc., a biomedical and pharmaceutical company, where he was responsible for strategic direction and performance of the U.S. Pharmaceuticals operations, and as President of Latin American Pharmaceutical Operations and Senior Vice President of Global Pharmaceuticals — Finance, Information Technology, Planning and Business Development, Pfizer Health Solutions from January 2004 to December 2005, where he was responsible for the performance of the Latin American pharmaceutical operations. Mr. Brandt holds a B.A. from the University of Connecticut and an M.B.A. from Columbia University. Mr. Brandt previously served on the Board of Directors of Noven Pharmaceuticals, Inc. and currently serves as a director of Rexahn Pharmaceuticals, Inc. and Auxilium Pharmaceuticals, Inc.

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with Mr. Brandt’s appointment as Epocrates’ interim President and Chief Executive Officer, Mr. Brandt will no longer be serving as a member of Epocrates’ Compensation Committee or Audit Committee, resulting in two members serving on each committee.  As a result of his departure from the Audit Committee, Epocrates is not in compliance with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A).  On November 21, 2011, Epocrates sent a letter to Nasdaq notifying Nasdaq of such noncompliance and of the fact that Epocrates is relying on the exemption afforded by Nasdaq Listing Rule 5605(c)(4)(B).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

Dated: November 21, 2011
	By:	/s/ Matthew Kaminer
Matthew Kaminer
General Counsel and Secretary